EXHIBIT 99.1
     Pursuant to Rule 13d-1(k) (1) (iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.
Date: February 14, 2011

DELAFIELD HAMBRECHT, INC.
By:	/s/ John D. Delafield
John D. Delafield, Chairman

DH PARTNERS, LLC By Delafield Hambrecht, Inc., its Sole Manager
By:	/s/ John D. Delafield
John D. Delafield, Chairman
Delafield Hambrecht, Inc.

DELAFIELD HAMBRECHT PARTNERS FUND By DH Partners, LLC, its General Partner By Delafield Hambrecht, Inc., Sole Manager of DH Partners, LLC
By:	/s/ John D. Delafield
John D. Delafield, Chairman
Delafield Hambrecht, Inc.

JOHN D. DELAFIELD
/s/ John D. Delafield
John D. Delafield